SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 26, 2013

American Heritage International Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-181784	71-1052991
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2087 Desert Prairie St. Las Vegas, Nevada	89135
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 557-9332

Cumberland Hills Ltd. 250 Newport Centre Drive Newport Beach, CA 92660 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

Item 1.01 Entry Into A Material Definitive Agreement

On August 28, 2013, we entered into an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations (the “Agreement”) with our prior officer and director, Joseph Isaacs, and shareholder, Robert Sawatsky. Pursuant to the Agreement, we transferred all assets and business operations associated with our paper products business to Mr. Isaacs and Mr. Sawatsky. In exchange, Mr. Isaacs and Mr. Sawatsky agreed to assume and cancel all liabilities relating to our former business. Furthermore, Mr. Isaacs agreed to cancel 46,500,000 shares held by him in our company and Mr. Sawatsky agreed to forfeit the right to 2,000,000 shares (4,000,000 post-split), not yet issued but due to him, in our company.

As a result of the Agreement, we are no longer pursuing our former business plan. Under the direction of our newly appointed officers and directors, as set forth below, we intend to become one of the leaders in the fast growth electronic cigarette industry.

In furtherance of our new business direction, on August 28, 2013, we entered into an Asset Purchase Agreement (the “Purchase Agreement”) with American Heritage LLC and its principals Anthony Sarvucci, Vincent Bonifatto and Anderson Levine LLC. Under the Purchase Agreement, we acquired certain assets and intellectual property related to the electronic cigarette business in exchange for 15,300 shares of our newly created Series A Convertible Preferred Stock.

Copies of the Agreement and Purchase Agreement are attached hereto as Exhibits 10.1 and 10.2, and are incorporated by reference herein.

We intend to take advantage of the rapid growth of the electronic cigarette. We believe that we are positioned to capture a significant market share in the electronic cigarette market at a critical point in the industry’s growth. Our principals are seasoned executives with track records of success in developing emerging growth companies and bringing their products to market. They have significant experience in the space, the relationships necessary for success, and know the growth potential for this fast growing market.

Electronic Cigarettes

An electronic cigarette, or e-cigarette, was invented in 2003 by Chinese pharmacist Hon Lik, with the intent to provide a satisfying and safe alternative for the delivery of nicotine. This delivery is through the lungs via an atomized water and nicotine cartridge with a device that looks, feels, and tastes like a traditional tobacco cigarette. The device uses heat, or in some cases ultrasonic, to vaporize a propylene glycol- or glycerin-based liquid solution into an aerosol mist, similar to the way a nebulizer or humidifier vaporizes solutions for inhalation.

It provides the customer with an alternative to traditional cigarettes without the negative and health issues associated with the smoking of tobacco products. The product allows the smoker to smoke practically everywhere, while reducing the risks to the smoker’s health, and the people around them. Additionally, the electronic cigarette saves the smoker money, as it is a more cost effective alternative to tobacco products.

Since its introduction, the electronic cigarette technology has undergone numerous changes. Despite the upgrades, many companies in the industry still use older technologies. Original variants required the user to inject the liquid nicotine formula manually, while early self-contained cartridges leak. Currently there are now over seven manufacturers in China and over forty companies marketing variants of electronic cigarettes.

Most electronic cigarettes are designed to resemble actual tobacco smoking implements, such as cigarettes, cigars, or pipes, but many take other device forms, often used designs are those more practical to house the mechanisms involved. Many are also reusable, with replaceable and refillable parts, but some models are disposable. Some companies market the product as a smoking cessation device, but this can be controversial as it opens up legal issues in marketing. We prefer to market it for what it really is, an alternative to smoking tobacco based cigarettes.

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How They Work

Electronic cigarettes generally consist of three primary components: a cartridge, an atomizer, and a battery unit. Some designs implement a disposable integrated cartridge/atomizer component known as a cartomizer. Most reusable electronic cigarette models are manufactured according to some standard for their connections, making their components interchangeable.

Cartridge

The cartridge is a small, usually disposable, plastic container with openings on each end. It generally houses an absorbent, sponge-like material saturated with the liquid solution to be vaporized. The mouthpiece is constructed so that the vapor produced can flow past the solution container to reach the user's mouth. When the liquid in the cartridge has been depleted, the user can replace it with another pre-filled cartridge.

Atomizer- Cartomizer

The atomizer is a heating element that serves to vaporize the solution so it can be inhaled. It contains a filament whose efficiency degrades over time due to a buildup of sediment, or "burns out" entirely, requiring replacement. This creates one of the primary recurring expenses associated with electronic cigarettes.

To deal with atomizer degradation and the associated expense, manufacturers introduced an integrated cartridge/atomizer component that is more cheaply produced, known as a cartomizer. They are generally sold in packages of five or more. When their heating elements degrade, they can be disposed of and replaced more cheaply than standalone atomizers.

Battery

Most electronic cigarettes are powered by a lithium-ion rechargeable battery. The housing for the battery and electronic circuitry is usually the largest component of an electronic cigarette. It is generally referred to simply as the battery. This unit may contain an electronic airflow sensor for automated operation, or a button for manual operation. A timed cutoff switch (to prevent overheating) and/or a colored LED may also be included here. To recharge their batteries, many different types of battery chargers – such as AC outlet, car, and USB – are usually available. Some manufacturers also offer a "Portable Charging Case," or "PCC", which contains a large rechargeable battery that is then used to charge a smaller battery within the individual electronic cigarette. Another power option is direct USB power, which is available for most electronic cigarette models. An USB-tethered module is attached to the cigarette in place of a battery, and must be plugged into a computer's USB port or a USB AC adapter in order to operate.

The components work in conjunction as follows:

▪	User draws on the Electronic Cigarette
▪	Sensor detects the inhalation
▪	Microprocessor activates, igniting the lithium ion battery
▪	The battery charges the heater
▪	Heater vaporizes the liquid nicotine held in vegetable glycerin
▪	Simultaneously the LED lights up
▪	User gets the smoking experience, LED for the flame, and water vapor in place of smoke

Liquid Solution

Liquids used to produce vapor in electronic cigarettes are also sold separately for use in refillable cartridges. Liquid is commonly known as "nicotine solution" when it contains the actual nicotine component.

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Liquid solution consists of flavoring and/or nicotine dissolved in one or several hygroscopic components, which turns the water in the solution into the smoke-like vapor when heated. The most commonly used hygroscopic components are propylene glycol, vegetable glycerin or polyethylene glycol 400, usually referred to as PG, VG and PEG 400, respectively. All three are common food additives and used in a variety of pharmaceutical formulations. Since concerns have been raised by various opponent groups regarding the safety of inhaling these substances, it has been pointed out by proponents that PG has been used as an additive in asthma inhalers and nebulizers since the 1950s, with no serious adverse side effects, and because of its water-retaining properties, is the compound of choice for delivering atomized medication. The U.S. Food and Drug Administration (FDA) includes propylene glycol on its list of substances Generally Recognized as Safe (GRAS), and it meets the requirements of acceptable compounds within Title 21 of the Code of Federal Regulations. We intend to avoid the controversies of propylene glycol by using vegetable glycerin.

Liquid solutions containing nicotine are available in differing nicotine concentrations to suit user preferences. Concentrations range from zero nicotine, to low/midrange doses (6–8 mg/ml and 10–14 mg/ml, respectively), to high and extra-high doses (16–18 mg/ml and 24–36 mg/ml, respectively). Nicotine concentration ratings are often printed on the liquid container or cartridge (the standard notation "mg/ml" is often abbreviated simply as "mg").

The Market

The electronic cigarette market is a fast growth industry with significant sales opportunities. The industry is appealing from a business standpoint as it boasts strong profit margins, repeatable purchases on a regular basis, and rapid growth potential as more people are made aware of the product. Current advances in technology and quality of product have greatly accelerated the product category, and as it continues to garner mainstream recognition the electronic cigarette market will continue to expand exponentially. The market is unique, in that it is created by the vast and expanding demographic of tobacco cigarette market, of which its users inevitably look for an alternative to smoking tobacco cigarettes.

Tobacco

Currently, the tobacco cigarette market is a $600 billion dollar a year industry, with over 1.2 billion smokers worldwide and over 6 trillion cigarettes sold. Despite strong anti-smoking campaigns, this is an increase from 2002 where there were only 1.1 billion smokers smoking 5.5 trillion cigarettes. Over the next ten years, the industry for tobacco cigarettes is expected to increase to over 1.7 billion smokers worldwide, creating a $900 billion market. Phillip Morris alone sold over 235 billion cigarettes for a profit of $3.3 billion in 2009.

Nicotine

Nicotine is an alkaloid found in the nightshade family of plants that constitutes approximately 0.6–3.0% of the dry weight of tobacco, with biosynthesis taking place in the roots and accumulation occurring in the leaves.

In low concentrations (an average cigarette yields about 1 mg of absorbed nicotine), the substance acts as a stimulant in mammals and is the main factor responsible for the dependence-forming properties of tobacco smoking. According to the American Heart Association, nicotine addiction has historically been one of the hardest addictions to break, while the pharmacological and behavioral characteristics that determine tobacco addiction are similar to those determining addiction to heroin and cocaine. Nicotine content in cigarettes has slowly increased over the years, and one study found that there was an average increase of 1.6% per year between the years of 1998 and 2005. This was found for all major market categories of cigarettes.

Electronic Cigarettes

Electronic cigarettes have now been on the worldwide market for over seven years and in the United States market for about four years. Initially a novelty product with minimal sales, in 2010, the electronic cigarette market was over $100 million in sales. The electronic cigarette doubled in sales in 2011 to be a $200 million annual industry. As electronic cigarettes find their way into mass retail, industry insiders forecast the electronic cigarette industry to exceed $1 billion in sales for 2013. The electronic cigarette market is expected to be a $5-6 billion a year industry by 2015.

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Market Need

Healthier Alternative to Smoking

There are approximately 300,000,000 people in the United States, with approximately 28% or 84,000,000 of the population classified as active cigarette smokers. Some resources have this number much higher when including; Pipe Smokers (2%), Cigar Smokers (10%), Social Smokers (5%), & Closet Smokers (5%). The health issues related to smoking cigarettes are well known, with approximately 1500 people dying every day or 500,000 people dying every year in smoking related illnesses in the United States alone. Despite the evidence, the number of new tobacco cigarette users increases.

The American Lung Association says cigarette smoking has been identified as the most important source of preventable disease and illness and of premature death worldwide. The stopping or reduction of smoking tobacco products reduces the risks of cancer, stroke, and heart disease to mention a few.

95% of all smokers say they would like to quit, 60% actually try quitting, and it generally takes more than one try and effective alternative delivery systems of nicotine to achieve success.

In 2009 there was an estimated $460 million worth of Nicotine substitutes imported to the United States. There were also over $500 million of products produced in the United States and marketed as smoking cessation aids- a cumulative market of over $1 billion for smoking alternative and nicotine delivery products in the United States alone.

Electronic cigarettes are free of tobacco, free from more than 400 carcinogenic substances in the conventional tobacco cigarette, and is an industry poised to grab a larger market share.

Need for Smoking Alternatives

The two primary reasons people ‘hate smokers’ are:

▪	The smell of the burning cigarette, including the smoke itself and the residual smell on breath and clothes; and
▪	Fear of health issues associated with second hand smoke.

The smokeless electronic cigarette provides the smoker an alternative for use in areas where smoking is restricted. The electronic cigarette enables smokers to continue smoking in an increasingly restrictive and sometimes hostile public environment. As restrictions increase, the non-evasive usage of electronic cigarettes will increase.

Our Products

We believe that our electronic cigarettes will be the most effective, best tasting, highest quality, and easiest to use e-cigarettes in the marketplace. Marketed solely as an alternative to traditional tobacco cigarettes, we intend that our products will be supported and used by entertainers and athletes, and be an in demand product.

We plan to further develop our brand and increase sales by adding additional products on a regular basis. As a general rule with mass retail distribution, the more available SKU’s (SKU refers to a Stock Keeping Unit, a unique identifier for each distinct product that can be purchased) that the retailer or distributor can carry from a particular company, the more appealing it is to increase business with the company.

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American Heritage™

Our initial and primary line will be the American Heritage™ line. We expect that American Heritage™ will taste as close as possible to a real tobacco cigarette, and will come in three variants:

1.	Regular- regular strength with 16 mg nicotine concentration
2.	Light- the light strength which has a slightly reduced 11 mg nicotine concentration
3.	Menthol- with 16 mg nicotine concentration and a menthol taste

Each cartridge will be good for about 350 draws or puffs, and the battery will last approximately 300 charges.

American One™

This product will be an early entry into the marketplace for American Heritage™. American One™ is a disposable Electronic Cigarette, good for over 500 draws, about the equivalent of over two packs of traditional cigarettes. The unit will be fully charged and self-contained and the ideal product for someone wanting to try an electronic cigarette for the first time, or our brand for the first time.

The product will have retail price point of under $10, and will ship in retail displays made convenient for retail countertops in convenience stores, gas stations, mall kiosks, airports, hotel and casino gift shops, basically designed as an impulse item near the register. This strategy was key for the explosive growth of 5 Hour Energy.

American One™ will eventually be available in all of our lines, but will start with a Regular, Menthol, and Freedom flavor.

American Freedom™

American Freedom™ will be the brand name for our Nicotine-Free line of Electronic Cigarettes. To simulate the effects of nicotine, the product utilizes a blend of natural stimulants including caffeine and taurine. Marketed to smokers who want to get away from all aspects of smoking, including the usage of nicotine, American Freedom™ will have a regular and menthol product. Just like the primary line, American Freedom™ will also use the all-natural vegetable glycerin additive in place of the commonly used propylene glycol.

American Nights™

American Nights™ will be a product line targeted to the young adult market of “social smokers.” Marketing will be focused on the usage of American Nights™ to assist young adults with that something extra while enjoying nightlife in clubs, bars, parties, and wherever they want or need an alternative to tobacco based cigarettes. American Nights™ will include higher nicotine content, and additional ingredients to help the user keep going late into the night. American Nights™ will also feature colored batteries, filters, and different LED’s.

American Standard™

American Standard™ will be a product designed for each branch of the military. Differences will include an all black design, a non-visible light indicator, and quick evaporation vapor. Ingredients will be the same as the American Nights™ line, with higher nicotine content, and additives including B-12 vitamins. Additional target markets will include outdoorsman such as hunters and fishers looking for a more robust product.

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Smoking Alternative Gums and Mints

Smoking Alternative products will include gums, and mints. This product line will be congruent with our mission of offering products as an alternative to smoking. Marketing will center around the smoker being able to discreetly use the products to satiate the craving to smoke in any setting, whether it be in the office, entertainment venues, airplanes, at school, or on the field. This line will allow smokers to satisfy their smoking cravings with a nicotine free product in any venue or situation where smoking is not an option.

▪	All-Natural Smoking Alternative Gum - Designed to give smokers an alternative to smoking. Initial flavors will include Peppermint, Spearmint, and Cinnamon, ingredients will include caffeine and taurine, which together generate physical affects similar to smoking. Vitamins B2, B3, B5, B6, and B12 will be added for additional benefits for the user. The gum will also be marketed as a breath freshener for smokers to combat smoker’s breath.
▪	All-Natural Smoking Alternative Mints- Designed for smokers who would rather use a breath mint versus a chewing gum, this product will be very similar to the gum.
▪	Additional All- Natural Smoking Alternative Candies- Based on the success of the gum and the mints, additional products utilizing the American Heritage™ formula can be added on a regular basis.

Manufacturing

We currently do not have any written agreements in place to manufacture our products. We believe that it is important, however, to maintain multiple sources, as to not create a complete dependence on one source, and we intend to open relationships with the manufacturers that can create the high quality products we demand.

Currently, there are seven primary manufacturers of Electronic Cigarettes in China, and as typical in Asia there will be more factories coming on line as the product category continues to grow. We are targeting as our manufacturer the current leader, with three factories in Shenzhen, a dedicated Research & Development team, full testing facilities, and a packaging plant. Their R&D team includes engineers and chemists capable and proven in the creation of new, high quality products.

We have long standing relationships with these manufacturers in China in connection with efforts made before coming aboard with our company. We believe that we have the skillset and network to establish strong ties as well as forge new relationships with new manufacturers as they come online in Asia and around the world.

Distribution and Sales

We believe there is exponential revenue growth potential for electronic cigarette companies that are able to penetrate mass retail distribution. The initial orders are sizable, but more importantly the continued servicing of the retail channel with refill units creates residual sales that compound. If we experience success with our SKU’s the retailer is predisposed to look for new product entries from us.

We will focus our sales efforts in this realm, and our relationships with high volume sales channels are an important aspect of our advantage. Long-term relationships with sales channels are critical in the sales process. By having the relationships in place, we should be able to get our products into the sales channels.

Primary sales channels will focus on the following distribution channels:

▪	Grocery stores - Kroger’s and Super Val-u
▪	Convenience stores - 7-11, Circle K, and OXXO
▪	Gasoline service stations- BP/Arco, Chevron, Shell
▪	Mass retailers - Target, Walgreens, and Wal-Mart
▪	Tobacco distributors
▪	Warehouse clubs - Costco, Sam’s Club
▪	Hotel and Casino operations
▪	Travel industry distribution groups
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To support primary sales channels and generate market acceptance, direct to consumer channels will be pursued:

▪	Internet sales
▪	Direct marketing to consumer
▪	Direct marketing to individually owned retail locations
▪	Multi-level marketing

We plan to employ a force of independent brokers who will call on independent retailers to drive additional sales.

Competition

The competitive environment in the electronic cigarette marketplace currently includes over forty small companies marketing electronic cigarettes. As the industry begins to gain mainstream market acceptance, we anticipate larger players will enter the industry.

Direct Competition

The largest direct competitors in the electronic cigarette market are currently shipping 30,000 to 40,000 startup units per month. Some of the more evident companies are:

▪	NJoy E-Cigarette
▪	Cigirex
▪	South Beach Smoke
▪	Smoke Stick
▪	Direct E-Cig
▪	Blu Cig
▪	Xhale02
▪	Red Puff
▪	Green Smoke
▪	Gamucci America
▪	E-Cig Technologies

We believe that these competitors are undercapitalized and lack the resources to successfully find funding in a timely and cost effective manner. Additionally, we beleive that these competitors each suffer from missing a critical component to success, whether it be capital, management experience, the ability to scale, marketing knowledge, distribution contacts, or general business experience.

Sales efforts for these companies have been focused on on-line shopping as their main distribution point. Approximately 70% of the industry sales are executed over the Internet and fail to support the customers after the sale has completed. As a result, their resources are directed to the aspects of online sales; writing blogs, SEO/SEM strategies, electronic reputation, and the like. To date, no competitor has successfully penetrated the mass retailer sector. We believe that the timing for American Heritage™ to enter the marketplace is optimum.

Indirect Competition

Indirect competition comes directly from the tobacco cigarette industry. More than competition, it is the basis and foundation of the electronic cigarette industry. It is a reasonable assumption, and more of an expectation, that an industry leader such as Phillip Morris or RJ Reynolds will eventually enter the electronic cigarette industry. We have seen no indication that this is on the immediate horizon, and we believe that they are waiting until the industry matures. We believe that the tobacco conglomerates will enter the electronic cigarette market sometime in the next five years, and that entrance by acquisition will certainly be part of the strategy.

Additional indirect competitors include nicotine delivery systems that are already on the market, such as gums and patches. These are sold more as smoking cessation products versus smoking alternatives.

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Competitive Edge

We believe that our timing of entry into the electronic cigarette marketplace is optimum. Existing competitors have incurred significant marketing costs simply to help generate product awareness, and have yet to generate brand awareness or loyalty. We can enter the marketplace with a focus on branding, and build off of the product awareness campaigns our competitors have engaged in.

Additionally, many of the competitors are burdened with a business model and inventory centered on older technologies. We expect to introduce the latest and most efficient of electronic cigarette technology, and will be the format that finds mainstream market adoption and success. Designed to address the deficiencies in pre-existing products, our products are not expected to leak, as each cartridge has a built-in atomizer. Nicotine is self-contained in the cartridge, whereas other products require the consumer to inject the liquid through an additional bottle. Nicotine amounts are already pre-measured and the product always stays fresh. Most of the competition also uses propylene glycol as an active ingredient, which is the primary ingredient that has been a barrier to mainstream acceptance. Our products use all natural vegetable glycerin, which is a critical competitive edge.

Key Competitive Strengths

▪	Our products incorporate the most current electronic cigarette technology;
▪	Our product technology platform will be the mainstream preferred and accepted;
▪	We use all-natural vegetable glycerin;
▪	Our cumulative experience and network;
▪	Our pre-existing, long-term working relationships with mass retail distribution;
▪	Our experience in all aspects of product manufacture, marketing, and distribution;
▪	Our ability to find cost effective marketing and branding support from the sports and entertainment industries;
▪	Our access to highly discounted traditional and electronic media outlets;

Government Regulation

Based on the December 2010 U.S. Court of Appeals for the D.C. Circuit’s decision in Sottera, Inc. v. Food & Drug Administration, 627 F.3d 891 (D.C. Cir. 2010), the United States Food and Drug Administration (the “FDA”) is permitted to regulate electronic cigarettes as “tobacco products” under the Family Smoking Prevention and Tobacco Control Act of 2009 (the “Tobacco Control Act”).

Under this Court decision, the FDA is not permitted to regulate electronic cigarettes as “drugs” or “devices” or a “combination product” under the Federal Food, Drug and Cosmetic Act unless they are marketed for therapeutic purposes.

Because we do not intend to market our electronic cigarettes for therapeutic purposes, our electronic cigarettes are subject to being classified as “tobacco products” under the Tobacco Control Act. The Tobacco Control Act grants the FDA broad authority over the manufacture, sale, marketing and packaging of tobacco products, although the FDA is prohibited from issuing regulations banning all cigarettes or all smokeless tobacco products, or requiring the reduction of nicotine yields of a tobacco product to zero.

The Tobacco Control Act also requires establishment, within the FDA’s new Center for Tobacco Products, of a Tobacco Products Scientific Advisory Committee to provide advice, information and recommendations with respect to the safety, dependence or health issues related to tobacco products.

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The Tobacco Control Act imposes significant new restrictions on the advertising and promotion of tobacco products. For example, the law requires the FDA to finalize certain portions of regulations previously adopted by the FDA in 1996 (which were struck down by the Supreme Court in 2000 as beyond the FDA’s authority). As written, these regulations would significantly limit the ability of manufacturers, distributors and retailers to advertise and promote tobacco products, by, for example, restricting the use of color, graphics and sound effects in advertising, limiting the use of outdoor advertising, restricting the sale and distribution of non-tobacco items and services, gifts, and sponsorship of events and imposing restrictions on the use for cigarette or smokeless tobacco products of trade or brand names that are used for non-tobacco products. The law also requires the FDA to issue future regulations regarding the promotion and marketing of tobacco products sold or distributed over the internet, by mail order or through other non-face-to-face transactions in order to prevent the sale of tobacco products to minors.

It is likely that the Tobacco Control Act could result in a decrease in tobacco product sales in the United States, including sales of our electronic cigarettes.

While the FDA has not yet mandated electronic cigarettes be regulated as tobacco products, during 2012, the FDA indicated that it intends to regulate electronic cigarettes under the Tobacco Control Act through the issuance of deeming regulations that would include electronic cigarettes under the definition of a “tobacco product” under the Tobacco Control Act subject to the FDA’s jurisdiction. The FDA has announced that it will issue proposed deeming regulations by April 2013. As of the date of this report, the FDA had not taken such action.

The application of the Tobacco Control Act to electronic cigarettes could impose, among other things, restrictions on the content of nicotine in electronic cigarettes, the advertising, marketing and sale of electronic cigarettes, the use of certain flavorings and the introduction of new products. We cannot predict the scope of such regulations or the impact they may have on our company specifically or the electronic cigarette industry generally, though if enacted, they could have a material adverse effect on our business, results of operations and financial condition.

In this regard, total compliance and related costs are not possible to predict and depend substantially on the future requirements imposed by the FDA under the Tobacco Control Act. Costs, however, could be substantial and could have a material adverse effect on our business, results of operations and financial condition. In addition, failure to comply with the Tobacco Control Act and with FDA regulatory requirements could result in significant financial penalties and could have a material adverse effect on our business, financial condition and results of operations and ability to market and sell our products. At present, we are not able to predict whether the Tobacco Control Act will impact us to a greater degree than competitors in the industry, thus affecting our competitive position.

State and local governments currently legislate and regulate tobacco products, including what is considered a tobacco product, how tobacco taxes are calculated and collected, to whom and by whom tobacco products can be sold and where tobacco products may or may not be smoked. Certain municipalities have enacted local ordinances which preclude the use of electronic cigarettes where traditional tobacco burning cigarettes cannot be used and certain states have proposed legislation that would categorize electronic cigarettes as tobacco products, equivalent to their tobacco burning counterparts. If these bills become laws, electronic cigarettes may lose their appeal as an alternative to cigarettes; which may have the effect of reducing the demand for our products and as a result have a material adverse effect on our business, results of operations and financial condition.

As a result of FDA import alert 66-41 (which allows the detention of unapproved drugs promoted in the U.S.), U.S. Customs has from time to time temporarily and in some instances indefinitely detained products sent by Chinese suppliers. If the FDA modifies the import alert from its current form which allows U.S. Customs discretion to release our products to us, to a mandatory and definitive hold we will no longer be able to ensure a supply of saleable product, which will have a material adverse effect on our business, results of operations and financial condition. However, we believe this FDA import alert will become less relevant to us as and when the FDA regulates electronic cigarettes under the Tobacco Control Act.

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At present, neither the Prevent All Cigarette Trafficking Act (which prohibits the use of the U.S. Postal Service to mail most tobacco products and which amends the Jenkins Act, which would require individuals and businesses that make interstate sales of cigarettes or smokeless tobacco to comply with state tax laws) nor the Federal Cigarette Labeling and Advertising Act (which governs how cigarettes can be advertised and marketed) apply to electronic cigarettes. The application of either or both of these federal laws to electronic cigarettes would have a material adverse effect on our business, results of operations and financial condition.

Tobacco industry expects significant regulatory developments to take place over the next few years, driven principally by the World Health Organization’s Framework Convention on Tobacco Control (“FCTC”). The FCTC is the first international public health treaty on tobacco, and its objective is to establish a global agenda for tobacco regulation with the purpose of reducing initiation of tobacco use and encouraging cessation. Regulatory initiatives that have been proposed, introduced or enacted include:

▪	the levying of substantial and increasing tax and duty charges;
▪	restrictions or bans on advertising, marketing and sponsorship;
▪	the display of larger health warnings, graphic health warnings and other labeling requirements;
▪	restrictions on packaging design, including the use of colors and generic packaging;
▪	restrictions or bans on the display of tobacco product packaging at the point of sale, and restrictions or bans on cigarette vending machines;
▪	requirements regarding testing, disclosure and performance standards for tar, nicotine, carbon monoxide and other smoke constituents levels;
▪	requirements regarding testing, disclosure and use of tobacco product ingredients;
▪	increased restrictions on smoking in public and work places and, in some instances, in private places and outdoors;
▪	elimination of duty free allowances for travelers; and
▪	encouraging litigation against tobacco companies.

If electronic cigarettes are subject to one or more significant regulatory initiates enacted under the FCTC, our business, results of operations and financial condition could be materially and adversely affected.

Risk Factors

If we do not obtain additional financing, our business plans will be delayed and we may not achieve profitable operations.

We expect that we will not be able to continue operations without obtaining additional funding or beginning to generate revenue. Accordingly, we anticipate that funding will be needed for inventory and accounts receivable, general administrative expenses, business development, marketing costs and support materials.

We do not currently have any arrangements for financing and our obtaining additional financing will be subject to a number of factors, including general market conditions, investor acceptance of our plan of operations and initial results from our business operations. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us. Failure to raise additional financing will cause us to go out of business. If this happens, you could lose all or part of your investment.

If our resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities could result in additional dilution to our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

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If we are unable to successfully develop and market our products or our products do not perform as expected, our business and financial condition will be adversely affected.

With the release of any new product, we are subject to the risks generally associated with new product introductions and applications, including lack of market acceptance, delays in commercial implementation, and failure of products to perform as expected. In order to introduce and market new or enhanced products successfully with minimal disruption in customer purchasing patterns, we must manage the transition from existing products in the market. There can be no assurance that we will be successful in developing and marketing, on a timely basis, product enhancements or products that respond to technological advances by others, that our new products will adequately address the changing needs of the market or that we will successfully manage product transitions. Further, failure to generate sufficient cash from operations or financing activities to develop or obtain improved products and technologies could have a material adverse effect on our results of operations and financial condition.

We may be unable to promote and maintain our brands.

We believe that establishing and maintaining the brand identities of our products is a critical aspect of attracting and expanding a large customer base. Promotion and enhancement of our brands will depend largely on our success in providing high quality products. If our customers and end users do not perceive our products to be of high quality, or if we introduce new products or enter into new business ventures that are not favorably received by our customers and end users, we will risk diluting our brand identities and decreasing their attractiveness to existing and potential customers.

Moreover, in order to attract and retain customers and to promote and maintain our brand equity in response to competitive pressures, we may have to increase substantially our financial commitment to creating and maintaining a distinct brand loyalty among our customers. If we incur significant expenses in an attempt to promote and maintain our brands, our business, results of operations and financial condition could be adversely affected.

If our products do not achieve market acceptance, we may not have sufficient financial resources to fund our operations or further development.

While we believe that a viable market exists for our products, there can be no assurance that our products will prove to be an attractive alternative to conventional or competitive products in the markets that we have identified for exploitation. In the event that a viable market for our product cannot be created as envisaged by our business strategy or our product does not achieve market acceptance, we may need to commit greater resources than are currently available to develop a commercially viable and competitive product. There can be no assurance that we would have sufficient financial resources to fund such development or that such development would be successful. In addition, if our product does not generate sufficient revenues, or we are unable to raise additional capital, we may be unable to fund our operations. Our ability to raise additional funds will depend on financial, economic and other factors, many of which are beyond our control. There can be no assurance that, when required, sufficient funds will be available to us on satisfactory terms.

Our business, results of operations and financial condition could be adversely affected if we are taxed like other tobacco products.

Presently the sale of electronic cigarettes is not subject to federal, state and local excise taxes like the sale of conventional cigarettes or other tobacco products, all of which have faced significant increases in the amount of taxes collected on their sales. Should federal, state and local governments and or other taxing authorities impose excise taxes similar to those levied against conventional cigarettes and tobacco products on our products, it may have a material adverse effect on the demand for our products, as consumers may be unwilling to pay the increased costs for our products.

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The use of electronic cigarettes may pose health risks as great as, or greater than, regular tobacco products.

According to the FDA, electronic cigarettes may contain ingredients that are known to be toxic to humans and may contain other ingredients that may not be safe. Additionally, electronic cigarettes may be attractive to young people and may lead them to try other tobacco products, including conventional cigarettes that are known to cause disease. Because clinical studies about the safety and efficacy of electronic cigarettes have not been submitted to the FDA, consumers currently have no way of knowing whether electronic cigarettes are safe before their intended use; what types or concentrations of potentially harmful chemicals are found in these products; or how much nicotine is being inhaled.

A recent United States Federal Court decision permits the United States Food and Drug Administration to regulate electronic cigarettes as “tobacco products” under the Family Smoking Prevention and Tobacco Control Act of 2009 and the United States Food and Drug Administration has indicated that it intends to do so.

Based on the December 2010 U.S. Court of Appeals for the D.C. Circuit’s decision in Sottera, Inc. v. Food & Drug Administration, 627 F.3d 891 (D.C. Cir. 2010), the United States Food and Drug Administration (the “FDA”) is permitted to regulate electronic cigarettes as “tobacco products” under the Family Smoking Prevention and Tobacco Control Act of 2009 (the “Tobacco Control Act”).

Under this Court decision, the FDA is not permitted to regulate electronic cigarettes as “drugs” or “devices” or a “combination product” under the Federal Food, Drug and Cosmetic Act unless they are marketed for therapeutic purposes.

Because we do not market our electronic cigarettes for therapeutic purposes, our electronic cigarettes are subject to being classified as “tobacco products” under the Tobacco Control Act. The Tobacco Control Act grants the FDA broad authority over the manufacture, sale, marketing and packaging of tobacco products, although the FDA is prohibited from issuing regulations banning all cigarettes or all smokeless tobacco products, or requiring the reduction of nicotine yields of a tobacco product to zero. Among other measures, the Tobacco Control Act (under various deadlines):

▪	increases the number of health warnings required on cigarette and smokeless tobacco products, increases the size of warnings on packaging and in advertising, requires the FDA to develop graphic warnings for cigarette packages, and grants the FDA authority to require new warnings;

▪	requires practically all tobacco product advertising to eliminate color and imagery and instead consist solely of black text on white background;

▪	imposes new restrictions on the sale and distribution of tobacco products, including significant new restrictions on tobacco product advertising and promotion as well as the use of brand and trade names;

▪	bans the use of “light,” “mild,” “low” or similar descriptors on tobacco products;

▪	gives the FDA the authority to impose tobacco product standards that are appropriate for the protection of the public health (by, for example, requiring reduction or elimination of the use of particular constituents or components, requiring product testing, or addressing other aspects of tobacco product construction, constituents, properties or labeling);

▪	requires manufacturers to obtain FDA review and authorization for the marketing of certain new or modified tobacco products;

▪	requires pre-market approval by the FDA for tobacco products represented (through labels, labeling, advertising, or other means) as presenting a lower risk of harm or tobacco-related disease;

▪	requires manufacturers to report ingredients and harmful constituents and requires the FDA to disclose certain constituent information to the public;
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▪	mandates that manufacturers test and report on ingredients and constituents identified by the FDA as requiring such testing to protect the public health, and allows the FDA to require the disclosure of testing results to the public;

▪	requires manufacturers to submit to the FDA certain information regarding the health, toxicological, behavioral or physiologic effects of tobacco products;

▪	prohibits use of tobacco containing a pesticide chemical residue at a level greater than allowed under federal law;

▪	requires the FDA to establish “good manufacturing practices” to be followed at tobacco manufacturing facilities;

▪	requires tobacco product manufacturers (and certain other entities) to register with the FDA; and

▪	grants the FDA the regulatory authority to impose broad additional restrictions.

The Tobacco Control Act also requires establishment, within the FDA’s new Center for Tobacco Products, of a Tobacco Products Scientific Advisory Committee to provide advice, information and recommendations with respect to the safety, dependence or health issues related to tobacco products.

As indicated above, the Tobacco Control Act imposes significant new restrictions on the advertising and promotion of tobacco products. For example, the law requires the FDA to finalize certain portions of regulations previously adopted by the FDA in 1996 (which were struck down by the Supreme Court in 2000 as beyond the FDA’s authority). As written, these regulations would significantly limit the ability of manufacturers, distributors and retailers to advertise and promote tobacco products, by, for example, restricting the use of color, graphics and sound effects in advertising, limiting the use of outdoor advertising, restricting the sale and distribution of non-tobacco items and services, gifts, and sponsorship of events and imposing restrictions on the use for cigarette or smokeless tobacco products of trade or brand names that are used for non-tobacco products. The law also requires the FDA to issue future regulations regarding the promotion and marketing of tobacco products sold or distributed over the internet, by mail order or through other non-face-to-face transactions in order to prevent the sale of tobacco products to minors.

It is likely that the Tobacco Control Act could result in a decrease in tobacco product sales in the United States, including sales of our electronic cigarettes.

While the FDA has not yet mandated electronic cigarettes be regulated as tobacco products, during 2012, the FDA indicated that it intends to regulate electronic cigarettes under the Tobacco Control Act through the issuance of deeming regulations that would include electronic cigarettes under the definition of a “tobacco product” under the Tobacco Control Act subject to the FDA’s jurisdiction. The FDA has announced that it will issue proposed deeming regulations by April 2013. As of the date of this report, the FDA had not taken such action.

The application of the Tobacco Control Act to electronic cigarettes could impose, among other things, restrictions on the content of nicotine in electronic cigarettes, the advertising, marketing and sale of electronic cigarettes, the use of certain flavorings and the introduction of new products. We cannot predict the scope of such regulations or the impact they may have on our company specifically or the electronic cigarette industry generally, though if enacted, they could have a material adverse effect on our business, results of operations and financial condition.

In this regard, total compliance and related costs are not possible to predict and depend substantially on the future requirements imposed by the FDA under the Tobacco Control Act. Costs, however, could be substantial and could have a material adverse effect on our business, results of operations and financial condition. In addition, failure to comply with the Tobacco Control Act and with FDA regulatory requirements could result in significant financial penalties and could have a material adverse effect on our business, financial condition and results of operations and ability to market and sell our products. At present, we are not able to predict whether the Tobacco Control Act will impact us to a greater degree than competitors in the industry, thus affecting our competitive position.

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Changes in laws, regulations and other requirements could adversely affect our business, results of operations or financial condition.

In addition to the anticipated regulation of our business by the FDA, our business, results of operations or financial condition could be adversely affected by new or future legal requirements imposed by legislative or regulatory initiatives, including, but not limited to, those relating to health care, public health and welfare and environmental matters. For example, in recent years, states and many local and municipal governments and agencies, as well as private businesses, have adopted legislation, regulations or policies which prohibit, restrict, or discourage smoking; smoking in public buildings and facilities, stores, restaurants and bars; and smoking on airline flights and in the workplace. Furthermore, some states prohibit and others are considering prohibiting the sales of electronic cigarettes to minors. Other similar laws and regulations are currently under consideration and may be enacted by state and local governments in the future. At present, it is not clear if electronic cigarettes, which omit no smoke or noxious odors, are subject to such restrictions. If electronic cigarettes are subject to restrictions on smoking in public and other places, our business, operating results and financial condition could be materially and adversely affected. New legislation or regulations may result in increased costs directly for our compliance or indirectly to the extent such requirements increase the prices of goods and services because of increased costs or reduced availability. We cannot predict whether such legislative or regulatory initiatives will result in significant changes to existing laws and regulations and/or whether any changes in such laws or regulations will have a material adverse effect on our business, results of operations or financial condition.

Restrictions on the public use of electronic cigarettes may reduce the attractiveness and demand for our electronic cigarettes.

Because electronic cigarettes emit no smoke or smell, they can be used in places where the use of traditional tobacco burning cigarettes is prohibited. Should city, state or federal regulators, municipalities, local governments and private industry likewise restrict the use of electronic cigarettes from use in those same places where cigarettes cannot be smoked, our customers may reduce or otherwise cease using our products, which would have a material adverse effect on our business, results of operations and financial condition.

Limitation by states on sales of electronic cigarettes may have a material adverse effect on our ability to sell our products.

If one or more states from which we anticipate generating sales bring actions to prevent us from selling our products unless we obtain certain licenses, approvals or permits and if we are not able to obtain the necessary licenses, approvals or permits for financial reasons or otherwise and/or any such license, approval or permit is determined to be overly burdensome to us then we may be required to cease sales and distribution of our products to those states, which would have a material adverse effect on our business, results of operations and financial condition.

The FDA has issued an import alert which has limited our ability to import certain of our products.

As a result of FDA import alert 66-41 (which allows the detention of unapproved drugs promoted in the U.S.), U.S. Customs has from time to time temporarily and in some instances indefinitely detained products sent by Chinese suppliers. If the FDA modifies the import alert from its current form which allows U.S. Customs discretion to release products to us, to a mandatory and definitive hold we will not be able to ensure a supply of saleable product, which will have a material adverse effect on our business, results of operations and financial condition.

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The application of the Prevent All Cigarette Trafficking Act and/or the Federal Cigarette Labeling and Advertising Act to electronic cigarettes would have a material adverse effect on our business.

At present, neither the Prevent All Cigarette Trafficking Act (which prohibits the use of the U.S. Postal Service to mail most tobacco products and which amends the Jenkins Act, which would require individuals and businesses that make interstate sales of cigarettes or smokeless tobacco to comply with state tax laws) nor the Federal Cigarette Labeling and Advertising Act (which governs how cigarettes can be advertised and marketed) apply to electronic cigarettes. The application of either or both of these federal laws to electronic cigarettes could result in additional expenses, could prohibit us from selling products through the internet and require us to change our advertising and labeling and method of marketing our products, any of which would have a material adverse effect on our business, results of operations and financial condition.

We may face the same governmental actions aimed at conventional cigarettes and other tobacco products.

Tobacco industry expects significant regulatory developments to take place over the next few years, driven principally by the World Health Organization’s Framework Convention on Tobacco Control (“FCTC”). The FCTC is the first international public health treaty on tobacco, and its objective is to establish a global agenda for tobacco regulation with the purpose of reducing initiation of tobacco use and encouraging cessation. Regulatory initiatives that have been proposed, introduced or enacted include:

▪	the levying of substantial and increasing tax and duty charges;

▪	restrictions or bans on advertising, marketing and sponsorship;

▪	the display of larger health warnings, graphic health warnings and other labeling requirements;

▪	restrictions on packaging design, including the use of colors and generic packaging;

▪	restrictions or bans on the display of tobacco product packaging at the point of sale, and restrictions or bans on cigarette vending machines;

▪	requirements regarding testing, disclosure and performance standards for tar, nicotine, carbon monoxide and other smoke constituents levels;

▪	requirements regarding testing, disclosure and use of tobacco product ingredients;

▪	increased restrictions on smoking in public and work places and, in some instances, in private places and outdoors;

▪	elimination of duty free allowances for travelers; and

▪	encouraging litigation against tobacco companies.

If electronic cigarettes are subject to one or more significant regulatory initiates enacted under the FCTC, our business, results of operations and financial condition could be materially and adversely affected.

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We face intense competition and our failure to compete effectively could have a material adverse effect on our business, results of operations and financial condition.

We face intense competition from direct and indirect competitors, including “big tobacco,” and other known and established or yet to be formed electronic cigarette companies, each of whom poses a competitive threat to our current business and future prospects. We expect competition to intensify in the future. Certain of these companies are either currently competing with us or are focusing significant resources on providing products that will compete with our electronic cigarette product offerings in the future.

There can be no assurance that we will be able to compete successfully against any of our competitors, who may have greater resources, capital, experience, market penetration, sales and distribution channels than us. We have no assurances that we will be able to compete with these competitors and that we will be successful in operating our business and increasing profitability. Our inability to successfully compete against these or any of our competitors will have a material adverse effect our business, results of operations and financial condition.

If we are unable to manage growth, our operations could be adversely affected.

Our progress is expected to require the full utilization of our management, financial and other resources, which to date has occurred with limited working capital. Our ability to manage growth effectively will depend on our ability to improve and expand operations, including our financial and management information systems, and to recruit, train and manage sales personnel. There can be no absolute assurance that management will be able to manage growth effectively.

If we do not properly manage the growth of our business, we may experience significant strains on our management and operations and disruptions in our business. Various risks arise when companies and industries grow quickly. If our business or industry grows too quickly, our ability to meet customer demand in a timely and efficient manner could be challenged. We may also experience development delays as we seek to meet increased demand for our products. Our failure to properly manage the growth that we or our industry might experience could negatively impact our ability to execute on our operating plan and, accordingly, could have an adverse impact on our business, our cash flow and results of operations, and our reputation with our current or potential customers.

Our products may contain defects, which could adversely affect our reputation and cause us to incur significant costs.

Defects may be found in our products. Any such defects could cause us to incur significant return and exchange costs, re-engineering costs, divert the attention of our personnel from product development efforts, and cause significant customer relations and business reputation problems. Any such defects could force us to undertake a product recall program, which could cause us to incur significant expenses and could harm our reputation and that of our products. If we deliver products with defects, our credibility and the market acceptance and sales of our products could be harmed.

If we are the subject of future product defect or liability suits, our business will likely fail.

In the course of our planned operations, we may become subject to legal actions based on a claim that our products are defective in workmanship or have caused personal or other injuries. We currently do not maintain liability insurance and we may not be able to obtain such coverage in the future or such coverage may not be adequate to cover all potential claims. Moreover, even if we are able to maintain sufficient insurance coverage in the future, any successful claim could significantly harm our business, financial condition and results of operations.

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Our commercial success depends significantly on our ability to develop and commercialize our products without infringing the intellectual property rights of third parties.

Our commercial success will depend, in part, on operating our business without infringing the patents or proprietary rights of third parties. Third parties that believe we are infringing on their rights could bring actions against us claiming damages and seeking to enjoin the development, marketing and distribution of our products. If we become involved in any litigation, it could consume a substantial portion of our resources, regardless of the outcome of the litigation. If any of these actions are successful, we could be required to pay damages and/or to obtain a license to continue to develop or market our products, in which case we may be required to pay substantial royalties. However, any such license may not be available on terms acceptable to us or at all. Ultimately, we could be prevented from commercializing a product or forced to cease some aspect of our business operations as a result of patent infringement claims, which would harm our business.

We depend on third party suppliers and manufacturers for our products.

We do not manufacture any of our products. We intend to rely on third party suppliers and manufacturers for our electronic cigarettes, which includes, but is not limited to, our electrical components, technology, flavorings and essences. Any interruption in supply and/or consistency of our products may adversely impact our ability to deliver our products to our wholesalers, distributors and customers and otherwise harm our relationships and reputation with customers, and have a materially adverse effect on our business, results of operations and financial condition.

Our common stock is illiquid and shareholders may be unable to sell their shares.

There is currently no market for our common stock and we can provide no assurance to investors that a market will develop. If a market for our common stock does not develop, our shareholders may not be able to re-sell the shares of our common stock that they have purchased and they may lose all of their investment. Public announcements regarding our company, changes in government regulations, conditions in our market segment or changes in earnings estimates by analysts may cause the price of our common shares to fluctuate substantially. In addition, stock prices for development stage companies fluctuate widely for reasons that may be unrelated to their operating results. These fluctuations may adversely affect the trading price of our common shares.

Penny stock rules will limit the ability of our stockholders to sell their stock.

The Securities and Exchange Commission has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

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We may seek to raise additional funds, finance acquisitions or develop strategic relationships by issuing capital stock that would dilute your ownership.

We expect to continue to finance our operations, acquisitions and develop strategic relationships, by issuing equity or convertible debt securities, which could significantly reduce the percentage ownership of our existing stockholders. Furthermore, any newly issued securities could have rights, preferences and privileges senior to those of our existing stock. Moreover, any issuances by us of equity securities may be at or below the prevailing market price of our common stock and in any event may have a dilutive impact on your ownership interest, which could cause the market price of stock to decline. We may also raise additional funds through the incurrence of debt or the issuance or sale of other securities or instruments senior to our shares of common stock. The holders of any debt securities or instruments we may issue would have rights superior to the rights of our common stockholders.

We do not anticipate paying cash dividends for the foreseeable future, and therefore investors should not buy our stock if they wish to receive cash dividends.

We have never declared or paid any cash dividends or distributions on our common stock. We currently intend to retain any future earnings to support operations and to finance expansion and, therefore, we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

Because our Certificate of Incorporation and Bylaws and Nevada law limit the liability of our officers, directors, and others, shareholders may have no recourse for acts performed in good faith.

Our Articles of Incorporation contain specific provisions that eliminate the liability of directors for monetary damages to us and our stockholders; further, we are prepared to give such indemnification to our existing and future directors and officers to the extent provided by Nevada law. We may also have contractual indemnification obligations under any employment agreements we may have with our officers and directors. The foregoing indemnification obligations could result in our incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and resultant costs may also discourage us from bringing a lawsuit against existing and future directors and officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by our stockholders against our existing and future directors and officers even though such actions, if successful, might otherwise benefit us and our stockholders.

SECTION 2 – FINANCIAL INFORMATION

Item 2.01 Completion of Acquisition or Disposition of Assets

The disclosures set forth in Item 1.01 are incorporated by reference into this Item 2.01.

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities

The disclosures set forth in Item 1.01 are incorporated by reference into this Item 3.02.

On August 28, 2013, we issued a total of 15,300 shares of our newly designated Series A Convertible Preferred Stock in connection with the Asset Purchase Agreement that we entered into with American Heritage LLC and its principals Anthony Sarvucci, Vincent Bonifatto and Anderson Levine LLC.

These securities were issued pursuant to Section 4(2) of the Securities Act and/or Rule 506 promulgated thereunder. The investor represented his intention to acquire the securities for investment only and not with a view towards distribution. The investor was given adequate information about us to make an informed investment decision. We did not engage in any general solicitation or advertising. We directed our transfer agent to issue the stock certificates with the appropriate restrictive legend affixed to the restricted stock.

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Item 3.03 Material Modification of Rights of Security Holders

On August 26, 2013, we filed an Amendment to the Company’s Articles of Incorporation (the “Certificate of Amendment”) with the Nevada Secretary of State. The Certificate of Amendment amended the First Article of the Company’s Articles of Incorporation to change the Company’s name to American Heritage International Inc. The Certificate of Amendment also amended the Fourth Article of the Company’s Articles of Incorporation to: (i) increase the authorized shares of common stock from two hundred million (200,000,000) shares, par value $0.01 per share, to five hundred million (500,000,000) shares, par value $0.01 per share; and (ii) authorize the issuance of up to twenty million (20,000,000) shares of Preferred Stock, par value $0.01 per share, which may be issued in one or more series, with such rights, preferences, privileges and restrictions as shall be fixed by the Company’s Board of Directors from time to time. As a result of the Certificate of Amendment, we now have five hundred and twenty million (520,000,000) authorized shares, par value $0.001 per share, consisting of two classes designated as “Common Stock” and “Preferred Stock.” The total number of shares of Common Stock that we have authority to issue is five hundred million (500,000,000) shares and the total number of shares of Preferred Stock that we have authority to issue is twenty million (20,000,000) shares. Our Board of Directors and a majority of our shareholders approved the Certificate of Amendment.

A copy of the Certificate of Amendment that was filed with the Nevada Secretary of State on August 27, 2013 is attached hereto as Exhibit 3.1, and is incorporated by reference herein.

On August 26, 2013, pursuant to the Fourth Article of our Articles of Incorporation, our Board of Directors voted to designate a class of preferred stock entitled Series A Convertible Preferred Stock, consisting of up to fifteen thousand three hundred (15,300) shares, par value $0.001. Under the Certificate of Designation, holders of Series A Convertible Preferred Stock will participate on an equal basis per-share with holders of our common stock in any distribution upon winding up, dissolution, or liquidation. Holders of Series A Preferred Stock may convert their shares into shares of our common stock on the basis of 10,000 shares of common stock for every 1 share of Series A Preferred Stock converted. Holders are further are entitled to vote together with the holders of our common stock on all matters submitted to shareholders at a rate of 10,000 votes for each share held.

The rights of the holders of Series A Preferred Stock are defined in the relevant Certificate of Designation filed with the Nevada Secretary of State on August 28, 2013, attached hereto as Exhibit 3.2, and is incorporated by reference herein.

SECTION 5 – Corporate Governance and Management

Item 5.01 Changes in Control of Registrant

The disclosures set forth in Items 1.01 and 3.02 are incorporated by reference into this Item 5.01.

On August 28, 2013, Joseph Isaacs agreed to transfer 36,000,000 of his shares of common stock to Anthony Sarvucci, Vincent Bonifatto and Anderson Levine LLC for a total purchase price of $36,000. The source of the consideration paid to Joseph Isaacs was the existing funds of these new shareholders .

As a result of the purchase of shares, along with their ownership of Series A Convertible Preferred Stock and the cancellation of Joseph Isaacs shares, Anthony Sarvucci, Vincent Bonifatto and Anderson Levine LLC are now in control of 75% of our issued and outstanding voting securities.

In connection with the sale of his controlling interest in the company, our current board of directors, comprised of Joseph Isaacs, appointed Anthony Sarvucci and Vincent Bonifatto to the board of directors and to certain officer positions and then resigned from all officer and director positions, as discussed in Item 5.02, below.

There are no arrangements known to the company, the operation of which may, at a subsequent date, result in a change in control of the registrant.

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The disclosures set forth in Items 1.01 and 3.02 are incorporated by reference into this Item 5.02.

On August 26, 2013, the board of directors appointed Anthony Sarvucci and Vincent Bonifatto to our board of directors. In addition, the board appointed Anthony Sarvucci as President and Chief Executive Officer, and Vincent Bonifatto as CFO, Secretary and Treasurer, to hold office until removed by the board of directors.

Following these appointments, the board accepted the resignation of Joseph Isaacs as our former officer and director. There was no known disagreement with Mr. Isaacs regarding our operations, policies, or practices.

Anthony Sarvucci – President, CEO and Director

A results driven professional, Mr. Sarvucci has a proven track record of success within the energy sector and more recently the consumer products market segment. Mr. Sarvucci brings to American Heritage a wealth of worldwide contacts and relationships established over years as the CEO of a public energy service company and more recently as a highly sought after investment banking consultant.

Recently Mr. Sarvucci lead a team that was successful in transitioning a cutting edge emulsifying chemical solution designed for environmentally friendly oil spill cleanup into the retail product Clean Go Green Go.

Mr. Sarvucci helped to form American Heritage because he strongly believes that e-cigs are the future of the cigarette industry and that it is only a matter of time before the industry becomes a major player on the world stage.

2009-2013 - Prairie West Oil and Gas Ltd.

Mr. Sarvucci co-founded Prairie West Oil and Gas Ltd. He served as the company's president and is a member of the board of directors. Prairie West was a producing Alberta based oil and gas company that was well diversified in heavy oil and natural gas.

2004-2009 - Consultant

During this period Mr. Sarvucci acted as a highly sought after freelance consultant. Working hand in hand with several Public companies, Anthony was successful in providing strategic financing options through the global market place. With a focus on Europe and South America, Mr. Sarvucci broadened the financial possibilities for these North American based companies and in each case was able to increase their access to capital with the goal of securing the necessary funds for growth.

Vincent Bonifatto – CFO, Secretary, Treasurer and Director

A highly detailed and organized individual, Mr. Bonifatto brings to American Heritage extensive experience in financial and managerial accounting. In the past he has been instrumental in taking companies public while making sure fillings were up to date, complete and accurate.

Due to his previous business successes and his time spent at UNLV, American Heritage is now in a great position to benefit from the established relationships Mr. Bonifatto has cultivated throughout the years. In addition to his public market experience, Mr. Bonifatto has been a senior manager at Triton Stock Transfer, founded a mortgage company and has most recently been employed as the financial director of one of the largest Ford Automobile Dealerships in Las Vegas.

2008 - 2013 - Gaudin Ford

Acting Financial Director at Gaudin Ford. Measured by both dollar amount and volume Gaudin Ford is one of the largest automobile dealers in Las Vegas.

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2005 - 2008 - Fusion Financial

Vincent founded and operated Fusion Financial which was a mortgage company located in Modesto, California.

Our newly-appointed officers and directors have not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years, except as provided in this Current Report on Form 8-K. At this time, we do not have any written employment agreements or other formal compensation agreements with our officers and directors. Compensation arrangements with our officers and directors are the subject of ongoing development and we will make appropriate additional disclosures as they are further developed and formalized.

Item 5.03 Amendments to Articles of Incorporation or Bylaws

The disclosures set forth in Item 3.03 are incorporated by reference into this Item 5.03.

On August 26, 2013 a majority of our shareholders and our board of directors approved an amendment to our Articles of Incorporation for the purpose of changing our name to “American Heritage International Inc.”

In connection with the name change, we have the following new CUSIP number: 2650U 102. We have submitted the required information to FINRA and we expect an effective date in the coming weeks.

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events

Following the transactions described above, our corporate offices have been moved and our phone number has changed. Our new office address and phone number is:

2087 Desert Prairie St.

Las Vegas, NV 89135

(702) 557-9332

Section 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial statements of businesses acquired

To the extent the financial statements and additional information required pursuant to Item 9.01(a) of Form 8-K are determined to be required to be filed, they will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after the date on which this Current Report on Form 8-K must be filed. This Current Report on Form 8-K is filed for precautionary purposes pending further review by the Company as the Company does not believe that the acquisition involved a significant amount of assets under Item 2.01 of Form 8-K.

(b) Pro forma financial information

To the extent the pro forma financial information required pursuant to Item 9.01(b) of Form 8-K is determined to be required to be filed, it will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after the date on which this Current Report on Form 8-K must be filed. This Current Report on Form 8-K is filed for precautionary purposes pending further review by the Company as the Company does not believe that the acquisition involved a significant amount of assets under Item 2.01 of Form 8-K.

Exhibit No.	Description
3.1	Certificate of Amendment
3.2	Certificate of Designation
10.1	Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations
10.2	Asset Purchase Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Heritage International Inc.

/s/ Anthony Sarvucci

Anthony Sarvucci

Chief Executive Officer

Date: August 30, 2013

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